Exhibit 3.3














                                     BYLAWS

                                       OF

                                ELXSI CORPORATION

                       (as amended through June 23, 1997)




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                                     INDEX*

                                    ARTICLE I
                                     Offices
Section 1.     Registered Office.............................................  1
Section 2.     Other Offices.................................................  1

                                   ARTICLE II
                                 Corporate Seal
Section 3.     Corporate Seal................................................  1

                                   ARTICLE III
                             Stockholders' Meetings

Section 4.     Place of Meetings.............................................  1
Section 5.     Annual Meeting................................................  1
Section 6.     Special Meetings..............................................  2
Section 7.     Notice of Meetings............................................  2
Section 8.     Quorum........................................................  2
Section 9.     Adjournment and Notice of Adjourned Meetings..................  2
Section 10.    Voting Rights.................................................  3
Section 11.    Joint Owners of Stock.........................................  3
Section 12.    List of Stockholders..........................................  3
Section 13.    Action without Meeting........................................  3
Section 13A.   Counting Written Consents; Inspectors.........................  4
Section 13B.   Notice of and Record Date for Stockholder Consents;
                 Solicitation Period.........................................  5
Section 14.    Organization..................................................  5
Section 14A.   Nominations for Directors.....................................  6
Section 14B.   Business at Stockholder Meetings..............................  6

                                   ARTICLE IV
                                    Directors
Section 15.    Number and Term of Office.....................................  7
Section 16.    Powers........................................................  7
Section 17.    Vacancies.....................................................  7
Section 18.    Resignation...................................................  8
Section 19.    Removal.......................................................  8
Section 20.    Meetings......................................................  8
               (a)    Annual Meetings........................................  8
               (b)    Regular Meetings.......................................  8
               (c)    Special Meetings.......................................  8
               (d)    Telephone Meetings.....................................  9
               (e)    Notice of Meetings.....................................  9
               (f)    Waiver of Notice.......................................  9
Section 21.    Quorum and Voting.............................................  9
               (a)    Quorum.................................................  9
               (b)    Majority Vote..........................................  9

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*  This Index, and the covering page, do not form a part of these Bylaws.

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Section 22.    Action Without Meeting........................................  9
Section 23.    Fees and Compensation......................................... 10
Section 24.    Committees.................................................... 10
               (a)    Executive Committee.................................... 10
               (b)    Other Committees....................................... 10
               (c)    Term................................................... 10
               (d)     Meetings.............................................. 11
Section 25.    Organization.................................................. 11

                                    ARTICLE V
                                    Officers
Section 26.    Officers Designated........................................... 11
Section 27.    Tenure and Duties of Officers................................. 12
               (a)    General................................................ 12
               (b)    Duties of Chairman of the Board of Directors........... 12
               (c)    Duties of President.................................... 12
               (d)    Duties of Vice Presidents.............................. 12
               (e)    Duties of Secretary.................................... 12
               (f)    Duties of Treasurer.................................... 13
Section 28.    Resignations.................................................. 13
Section 29.    Removal....................................................... 13

                                   ARTICLE VI
           Execution of Corporate Instruments and of Voting Securities
                            Owned by the Corporation
Section 30.    Execution of Corporate Instruments............................ 13
Section 31.    Voting of Securities Owned by the Corporation................. 14

                                   ARTICLE VII
                                 Shares of Stock
Section 32.    Form and Execution of Certificates............................ 14
Section 33.    Lost Certificates............................................. 14
Section 34.    Transfers..................................................... 15
Section 35.    Fixing Record Dates........................................... 15
Section 36.    Registered Stockholders....................................... 15

                                  ARTICLE VIII
                       Other Securities of the Corporation
Section 37.    Execution of Other Securities................................. 15

                                   ARTICLE IX
                                    Dividends
Section 38.    Declaration of Dividends...................................... 16
Section 39.    Dividend Reserve.............................................. 16

                                    ARTICLE X
                                   Fiscal Year
Section 40.    Fiscal Year................................................... 16

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                                   ARTICLE XI
       Indemnification of Officers, Directors, Employees and Other Agents
Section 41.    Indemnification of Officers, Directors, Employees
                  and other Agents........................................... 17
               (a)    Officers and Directors. ............................... 17
               (b)    Employees and Other Agents............................. 17
               (c)    Good Faith............................................. 17
               (d)    Expenses. ............................................. 17
               (e)    Enforcement............................................ 18
               (f)    Non-Exclusivity of Rights.............................. 18
               (g)    Survival of Rights..................................... 18
               (h)    Insurance.............................................. 18
               (i)    Amendments............................................. 18
               (j)    Savings Clause......................................... 19
               (k)    Certain Definitions.................................... 19

                                   ARTICLE XII
                                     Notices
Section 42.    Notices....................................................... 20
               (a)    Notice to Stockholders................................. 20
               (b)    Notice to Directors. .................................. 20
               (c)    Address Unknown........................................ 20
               (d)    Affidavit of Mailing. ................................. 20
               (e)    Time Notices Deemed Given.............................. 20
               (f)    Methods of Notice...................................... 20
               (g)    Failure to Receive Notices. ........................... 20
               (h)    Notice to Person with Whom Communication is Unlawful... 21

                                  ARTICLE XIII
                                   Amendments
Section 43.    Amendments.  ................................................. 21

                                   ARTICLE XIV
                          Loans of Officers and Others
Section 44.    Certain Corporate Loans and Guaranties........................ 21

                                   ARTICLE XV
                              Transfer Restrictions
Section 45.    Certain Definitions........................................... 21
                      "Corporation Securities"............................... 22
                      "Percentage Stock Ownership" .......................... 22
                      "Five-Percent Stockholder"............................. 22
                      "Person" .............................................. 22
                      "Prohibited Transfer".................................. 22
                      "Restriction Release Date"............................. 22
                      "Tax Benefits"......................................... 22
                      "Transfer"............................................. 22
                      "Treasury Regulationss.1.382".......................... 22
Section 46.    Restrictions.................................................. 22

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Section 47.    Certain Exceptions............................................ 23
Section 48.    Treatment of Excess Securities................................ 23
Section 49.    Legends; Board Determinations................................. 24
Section 50.    Supremacy..................................................... 25


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                                     BYLAWS
                                       OF
                                ELXSI CORPORATION
                            (a Delaware corporation)


                                    ARTICLE I
                                     OFFICES

        SECTION 1.    Registered Office.

        The registered office of the corporation in the State of Delaware shall be in the City of Dover, County of Kent.

        SECTION 2.    Other Offices.

        The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                 CORPORATE SEAL

        SECTION 3.    Corporate Seal.

        The corporate seal shall consist of a die bearing the name of the corporation and the inscription, "Corporate Seal-Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                   ARTICLE III
                             STOCKHOLDERS' MEETINGS

        SECTION 4.    Place of Meetings.

        Meetings of the stockholders of the corporation shall be held at such place, either within or without the State of Delaware, as may be designated from time to time by the Board of Directors, or, if not so designated, then at the office of the corporation required to be maintained pursuant to Section 2 hereof.

        SECTION 5.    Annual Meeting.

        The annual meeting of the stockholders of the corporation for the purpose of election of Directors and for such other business as may lawfully come before it shall be held on such date and at such time as may be designated from time to time by the Board of Directors.


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        SECTION 6.    Special Meetings.

        Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the President or the Board of Directors at any time.

        SECTION 7.    Notice of Meetings.

        Except as otherwise provided by law or the Certificate of Incorporation, written notice of each meeting of stockholders shall be given not less than ten
(10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, date and hour and purpose or purposes of the meeting. Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

        SECTION 8.    Quorum.

        At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Any shares, the voting of which at said meeting has been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at such meeting. In the absence of a quorum any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, all action taken by the holders of a majority of the voting power represented at any meeting at which quorum is present shall be valid and binding upon the corporation.

        SECTION 9.    Adjournment and Notice of Adjourned Meetings.

        Any meeting of stockholders, whether annual or special, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are present either in person or by proxy. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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        SECTION 10.   Voting Rights.

        For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person or by an agent or agents authorized by a written proxy executed by such person or his duly authorized agent, which proxy shall be filed with the Secretary at or before the meeting at which it is to be used. An agent so appointed need not be a stockholder. No proxy shall be voted on after three (3) years from its date of creation unless the proxy provides for a longer period. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

        SECTION 11.   Joint Owners of Stock.

        If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the General Corporation Law of Delaware, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection (c) shall be a majority or even-split in interest.

        SECTION 12.   List of Stockholders.

        The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

        SECTION 13.   Action without Meeting.

        Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without

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a meeting,  without  prior notice  (except as otherwise  provided in Section 13B hereof) and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

        SECTION 13A.  Counting Written Consents; Inspectors.

               (a) Within three (3) business days after the later of (x) the fixing by the Board of Directors of a record date for any proposed stockholder action or consent to be taken in writing in lieu of a meeting ("Stockholder Consent") and (y) any such record date established in any other manner, the Secretary or other officers of the corporation shall engage a firm of independent inspectors of election ("Consent Inspectors") for the purpose of performing a ministerial review of the validity of any such proposed Stockholder Consent and revocations thereof. The cost of retaining such Consent Inspectors shall be borne by the corporation.

               (b) Stockholder Consent forms and revocations thereof shall be delivered to the Consent Inspectors upon receipt by (i) the corporation,
        (ii) the stockholder or stockholders soliciting Stockholder Consents or soliciting revocations of Stockholder Consents (the "Soliciting Stockholder"), or (iii) the proxy solicitors or other authorized agents of the corporation or the Soliciting Stockholder. As soon as Stockholder Consents and revocations thereof are received, the Consent Inspectors shall review the same and shall maintain a count of the number of valid and unrevoked Stockholder Consents. The Consent Inspectors shall keep such count confidential and, except as set forth below, shall not reveal the count to the corporation, the Soliciting Stockholder, their respective representatives or any other person or entity. As soon as practicable (I) upon the request of the corporation or the Soliciting Stockholder, and (II) after the earlier to occur of (x) the expiration of the solicitation period with respect to the particular Stockholder Consent and (y) the date on which the particular Stockholder Consent shall appear (to the Consent Inspectors) to have received the valid and unrevoked signatures of the requisite number of stockholders to become effective, the Consent Inspectors shall issue a preliminary report to the corporation and the Soliciting Stockholder stating: (A) the number of valid Stockholder Consents; (B) the number of valid revocations of Stockholder Consents; (C) the number of valid and unrevoked Stockholder Consents; (D) the number of invalid Stockholder Consents; (E) the number of invalid revocations of Stockholder Consents; and (F) based thereon, whether the requisite number of valid and unrevoked Stockholder Consents has been obtained to authorize or take the action(s) specified therein.

               (c) Unless the corporation and the Soliciting Stockholder shall agree to a shorter or longer period, the corporation and the Soliciting Stockholder shall have 48 hours after the delivery of the preliminary report of the Consent Inspectors pursuant to clause "(II)" of the foregoing paragraph (b) to review the Stockholder Consents and revocations thereof and to advise the Consent Inspectors and opposing party in writing as to whether they intend to challenge such preliminary report. If no such

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        written notice of an intention to challenge such  preliminary  report is received within 48 hours of its issuance by the Consent Inspectors, the Consent Inspectors shall issue to the corporation and the Soliciting Stockholder their final report containing the information called for in clauses "(A)" through "(E)" of the foregoing paragraph (b) and, based thereon, a certification as to whether the requisite number of valid and unrevoked Stockholder Consents has been obtained to authorize or take the action(s) specified therein. If the corporation or the Soliciting Stockholder issue written notice of an intention to challenge the
        Consent Inspectors' preliminary report within 48 hours after its issuance, a challenge session shall be scheduled by the Consent Inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter or other person agreed upon by the corporation and the Soliciting Stockholder. Following the completion of the challenge session, the Consent Inspectors shall as promptly as practicable issue their final report to the corporation and
        the  Soliciting   Stockholder,   which  report  shall  contain  (i)  the
        information included in the most recent preliminary report, (ii) all changes in the vote totals as a result of the challenge session, and
        (iii) based thereon, a certification as to whether the requisite number of valid and unrevoked Stockholder Consents has been obtained to authorize or take the action(s) specified therein. A copy of any final report of the Consent Inspectors shall be included in the minute books of the corporation.

        SECTION 13B. Notice of and Record Date for Stockholder Consents; Solicitation Period.

        Before there may be commenced any solicitation of Stockholder Consents by any Soliciting Stockholder, such Soliciting Stockholder (or an authorized agent thereof) shall deliver notice in writing of its intention to do so to the Secretary, which notice shall also set forth: (i) the name(s) and address(es) of such Soliciting Stockholder, (ii) the specific text of the Stockholder Consents proposed to be disseminated or published, (iii) the proposed date or dates on which such Soliciting Stockholder intends to solicit such Stockholder Consents and/or deliver Stockholder Consents to the corporation, and (iv) a representation that each such Soliciting Stockholder is a stockholder of the corporation entitled to execute and deliver Stockholder Consents as of the date of such notice and stating the number of shares of stock of the corporation owned of record and beneficially by each such Soliciting Stockholder as of such date. Within five (5) business days after the receipt by the corporation of such a notice, the Board of Directors may, but shall not be required to: (A) subject to Section 213(b) of the Delaware General Corporation Law, establish a record date to determine the stockholders entitled to execute (and revoke) such Stockholder Consents, and (B) in such event, establish the time period during which such Stockholder Consents (and revocations thereof) may be solicited. No Stockholder Consent shall be valid beyond the earlier to expire of (x) such solicitation period so established (if any) or (y) 60 days after the date of the earliest Stockholder Consent delivered to the corporation in the manner provided in Section 228(c) of the Delaware General Corporation Law.

        SECTION 14.   Organization.

        At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, the most senior Vice President present, or in the absence of any such officer, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in

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person or by proxy, shall act as chairman. The Secretary, or, in his absence, an
Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

        SECTION 14A.  Nominations for Directors.

        Nominations of nominees for election to the Board of Directors at a meeting of the stockholders may be made (i) by the Board of Directors, (ii) on behalf of the Board of Directors by any nominating or other authorized committee appointed by the Board of Directors, (iii) by the Chairman of such meeting or
(iv) subject to the provisions of this Section 14A, at a meeting of stockholders being held for that purpose by any stockholder of the corporation entitled to vote for the election of directors at such meeting. Such nominations, other than those made by or on behalf of the Board or by the Chairman of the meeting, shall be made by notice in writing delivered to the Secretary, and received by him not less than thirty nor more than sixty days prior to the meeting of the stockholders called for the election of directors; provided, however, that if less than thirty-five days' notice of the meeting is given to stockholders, such nomination shall be delivered as prescribed hereinabove to the Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Each such notice shall set forth or include:
(i) the name, age, business address and, if known, the residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the number of shares of stock of the corporation which are held of record and beneficially by each such nominee and nominating stockholder; (iv) a representation and undertaking of such nominating stockholder that it is, and at the meeting will be, entitled to vote for the election of directors and that such stockholder intends to appear (in person or by proxy) at such meeting to nominate each such nominee; (v) the written consent of each such nominee to serve as a director of the corporation if elected; and
(vi) any information not required pursuant to any of the foregoing clauses concerning the nominee or nominating stockholder that would be required to be disclosed pursuant to Regulation 14A and/or Schedule 14A under the Securities Exchange Act of 1934, as amended, assuming for this purpose that such nominee or nominating stockholder was soliciting proxies for the election of each such nominee at a meeting of the stockholders of the corporation. If the facts warrant and the Board of Directors or an authorized committee thereof or the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the nomination shall be void and not allowed.

        SECTION 14B.  Business at Stockholder Meetings.

        The business and proposals to be considered or voted upon at a meeting of the stockholders may be offered (i) by the Board of Directors, (ii) on behalf of the Board of Directors by any authorized committee appointed by the Board of Directors, (iii) by the Chairman of the meeting or (iv) subject to the provisions of this Section 14B, at such meeting by any stockholder of the corporation entitled to vote on such proposals at such meeting. Such business and proposals, other than those offered by or on behalf of the Board or by the Chairman of the meeting, shall be made by notice in writing delivered to the Secretary, and received by him not less than thirty nor more than sixty days prior to the meeting of the stockholders; provided, however, that if less than thirty-five days' notice of the meeting is given to stockholders, notice of such business and/or proposal shall be delivered as prescribed hereinabove to the Secretary not later than the close of business on the seventh day following the day on which the notice of meeting was mailed; and provided

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further,  however,  that such notice  shall not be required  with respect to any stockholder proposal that is included in the Corporation's proxy materials in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended. Each such notice shall set forth or include: (i) the general nature of each item of business that the proposing stockholder intends to bring before the meeting; (ii) if any specific proposal is to be offered for a vote of the stockholders, the text of the resolution or resolutions which the proposing stockholder contemplates to offer to be voted upon; (iii) the number of shares of stock of the corporation which are held of record and beneficially by such proposing stockholder; (iv) a representation and undertaking of such proposing stockholder that it is, and at the meeting will be, entitled to vote on such proposals and that such stockholder intends to appear (in person or by proxy) at such meeting to offer each such item of business and each such proposal; and (v) any information not required pursuant to any of the foregoing clauses concerning each such item of business and each such proposal that would be required to be disclosed pursuant to Regulation 14A and/or Schedule 14A under the Securities Exchange Act of 1934, as amended, assuming for this purpose that such proposing stockholder was soliciting proxies for the adoption of such proposals at a meeting of the stockholders of the corporation. If the facts warrant and the Board of Directors or an authorized committee thereof or the Chairman of the meeting determines that a proposal was not made in accordance with the foregoing procedures, the proposal shall be void and not allowed.

                                   ARTICLE IV
                                    DIRECTORS

        SECTION 15.   Number and Term of Office.

        The authorized number of directors of the corporation shall be fixed from time to time by the Board of Directors either by a resolution or an amendment to these Bylaws duly adopted by the Board of Directors. The number of Directors presently authorized is seven (7). Except as provided in Section 17, the Directors shall be elected by the stockholders at their annual meeting in each year and shall hold office until the next annual meeting and until their successors shall be duly elected and qualified. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

        SECTION 16.   Powers.

        The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

        SECTION 17.   Vacancies.

        Unless otherwise provided in the Certificate of Incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office for the unexpired portion of the term of the Director whose place shall be vacant and until his successor shall have been duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 17 in the case of the death, removal or resignation of any Director, or if the stockholders fail at any meeting of stockholders at which Directors are to be elected (including any meeting referred to in Section 19 below) to elect the number of Directors then constituting the whole Board of Directors.

        SECTION 18.   Resignation.

        Any Director may resign at any time by delivering his written resignation to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in the office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified.

        SECTION 19.   Removal.

        At a special meeting of stockholders called for the purpose in the manner hereinabove provided, the Board of Directors, or any individual Director, may be removed from office, with or without cause, and a new Director or Directors elected by a vote of stockholders holding a majority of the outstanding shares entitled to vote at an election of Directors; provided, however, that if less than the entire Board of Directors is to be removed, no Director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors.

        SECTION 20.   Meetings.

               (a) Annual Meetings. The annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders and at the place where such meeting is held. No notice of an annual meeting of the Board of Directors shall be necessary and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it.

               (b) Regular Meetings. Except as hereinafter otherwise provided, regular meetings of the Board of Directors shall be held in the office of the corporation required to be maintained pursuant to Section 2 hereof. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may also be held at any place within or without the State of Delaware which has been designated by resolution of the Board of Directors or the written consent of all Directors.

               (c) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the President or a majority of the Directors.

               (d) Telephone Meetings. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

               (e) Notice of Meetings. Written notice of the time and place of all regular and special meetings of the Board of Directors shall be given at least one (1) day before the date of the meeting. Notice of any meeting may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

               (f) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the Directors not present shall sign a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

        SECTION 21.   Quorum and Voting.

               (a) Quorum. Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of Directors fixed from time to time in accordance with Section 15 of these Bylaws, but not less than one (1); provided, however, at any meeting whether a quorum be present or otherwise, a majority of the Directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

               (b) Majority Vote. At each meeting of the Board of Directors at which a quorum is present all questions and business shall be determined by a vote of a majority of the Directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

        SECTION 22.   Action without Meeting.

        Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

        SECTION 23.   Fees and Compensation.

        Directors shall not receive any stated salary for their services as Directors, but by resolution of the Board of Directors a fixed fee, with or without expense of attendance, may be allowed for attendance at each meeting and at each meeting of any committee of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

        SECTION 24.   Committees.

               (a) Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and specifically granted by the Board of Directors, shall have and may exercise when the Board of Directors is not in session all powers of the Board of Directors in the management of the business and affairs of the corporation, including, without limitation, the power and authority to declare a dividend or to authorize the issuance of stock, except such committee shall not have the power or authority to amend the Certificate of Incorporation, to adopt an agreement of merger or consolidation, to recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, to recommend to the stockholders of the corporation a dissolution of the corporation or a revocation of a dissolution or to amend these Bylaws.

               (b) Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors, and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall such committee have the powers denied to the Executive Committee in these Bylaws.

               (c) Term. The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 24, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board or Directors to act at the meeting in the place of any such absent or disqualified member.

               (d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 24 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the corporation required to be maintained pursuant to Section 2 hereof, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any Director who is a member of such committee, upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any Director by attendance thereat, except when the Director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

        SECTION 25.   Organization.

        At every meeting of the Directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, or, in the absence of any such officer, a chairman of the meeting chosen by a majority of the Directors present, shall preside over the meeting. The Secretary, or in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

                                    ARTICLE V
                                    OFFICERS

        SECTION 26.   Officers Designated.

        The officers of the corporation shall be the Chairman of the Board of Directors, the President, one or more Vice Presidents, the Secretary and the Treasurer, all of whom shall be elected at the annual meeting of the Board of Directors. The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

        SECTION 27.   Tenure and Duties of Officers.

               (a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

               (b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

               (c) Duties of President. The President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

               (d) Duties of Vice Presidents. The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident of their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

               (e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors, and shall record acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders, and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties given him in these Bylaws and other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant
        Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

               (f) Duties of Treasurer. The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct any Assistant
        Treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each Assistant Treasurer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

        SECTION 28.   Resignations.

        Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective.

        SECTION 29.   Removal.

        Any officer may be removed from office at any time, either with or without cause, by the vote or written consent of a majority of the Directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

                                   ARTICLE VI
           EXECUTION OF CORPORATE INSTRUMENTS AND OF VOTING SECURITIES
                            OWNED BY THE CORPORATION

        SECTION 30.   Execution of Corporate Instruments.

        The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

        Unless otherwise specifically determined by the Board of Directors or otherwise required by law, promissory notes, deeds of trust, mortgages and other evidences of indebtedness of the corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the corporation, shall be executed, signed or endorsed by the Chairman of the Board of Directors, or the President or any Vice President, and by the Secretary or Treasurer or any Assistant Secretary or

Assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

        All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

        SECTION 31.   Voting of Securities Owned by the Corporation.

        All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the President, or any Vice President.

                                  ARTICLE VII
                                SHARES OF STOCK

        SECTION 32.   Form and Execution of Certificates.

        Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Where such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

        SECTION 33.   Lost Certificates.

        A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

        SECTION 34.   Transfers.

        Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

        SECTION 35.   Fixing Record Dates.

        In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        SECTION 36.   Registered Stockholders.

        The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VIII
                       OTHER SECURITIES OF THE CORPORATION

        SECTION 37.   Execution of Other Securities.

        All bonds, debentures and other corporate securities of the corporation, other than stock certificates, may be signed by the Chairman of the Board of Directors, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

                                   ARTICLE IX
                                    DIVIDENDS

        SECTION 38.  Declaration of Dividends.

        Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

        SECTION 39.  Dividend Reserve.

        Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X
                                   FISCAL YEAR

        SECTION 40.  Fiscal Year.

        Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the corporation shall end on the Sunday closest to the last day of the month of December of each year.

                                   ARTICLE XI
       INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND OTHER AGENTS

        SECTION 41. Indemnification of Officers, Directors, Employees and Other Agents.

               (a) Officers and Directors. The corporation shall indemnify its officers and Directors to the fullest extent permitted by the Delaware General Corporation Law; provided, however, that in the event such law is amended after the effective date of the most recent amendments to this Article XI (being May 22, 1997) to provide narrower rights to indemnification than are then available hereunder, such amendment shall not apply to alleged actions or omissions which precede the effective date of such amendment.

               (b) Employees and Other Agents. The corporation shall have the power to indemnify its employees and other agents to the fullest extent permitted by the Delaware General Corporation Law.

               (c) Good Faith.

                      (1) For purposes of any determination under this Bylaw, an officer or Director shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise.

                      (2) The termination of any proceeding by judgment,  order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

                      (3) The  provisions  of this  paragraph  (c)  shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

               (d) Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any officer or Director in connection with such proceeding.

               (e) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the officer or Director who serves in such capacity at any time while this Bylaw and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this Bylaw to a officer or Director shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition to which the claimant is entitled (hereunder or otherwise)) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

               (f) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of the Incorporation, bylaws, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. the corporation is specifically authorized to enter into individual contracts with any or all of its Directors, officer, employees or agents respecting indemnification and advances to the fullest extent permitted by the Delaware General Corporation Law.

               (g) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a Director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrative of such a person.

               (h) Insurance. To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

               (i) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not effect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

               (j) Savings Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each agent to the full extent permitted by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law.

               (k) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

                      (1) The term  "proceeding"  shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

                      (2) The term  "expenses"  shall be broadly  construed  and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

                      (3) The term "the corporation" shall include,  in addition of the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

                      (4) References to a "director," "officer," "employee",  or
               "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                      (5) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect of an employee benefit plan; and references to "serving at the request of the corporation" shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Bylaw.


                                   ARTICLE XII
                                     NOTICES

               SECTION 42.  Notices.

               (a) Notice to Stockholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any stockholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the corporation or its transfer agent.

               (b) Notice to Directors. Any notice required to be given to any Director may be given by the method stated in subsection (a), or by telegram, except that such notice other than one which is delivered personally shall be sent to such address as such Director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such Director.

               (c) Address Unknown. If no address of a stockholder or Director be known, notice may be sent to the office of the corporation required to be maintained pursuant to Section 2 hereof.

               (d) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, specifying the name and address or the names and addresses of the stockholder or stockholders, or Director or Directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall be conclusive evidence of the statements therein contained.

               (e) Time Notices Deemed Given. All notices given by mail, as above provided, shall be deemed to have been given as at the time of mailing and all notices given by telegram shall be deemed to have been given as at the sending time recorded by the telegraph company transmitting the notices.

               (f) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all Directors, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

               (g) Failure to Receive Notices. The period of limitation of time within which any stockholder may exercise any option or right, or enjoy any privilege or benefit, or be required to act, or within which any Director may exercise any power or right, or enjoy any privilege, pursuant to any notice sent him in the manner above provided, shall not be affected or extended in any manner by the failure of such stockholder or such Director to receive such notice.

               (h) Notice to Person with Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the Delaware General Corporation Law, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

                                  ARTICLE XIII
                                   AMENDMENTS

        SECTION 43.   Amendments.

        These Bylaws may be repealed, altered or amended or new Bylaws adopted by the stockholders. The Board of Directors shall also have the authority, if such authority is conferred upon the Board of Directors by the Certificate of Incorporation, to repeal, alter or amend these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaw setting forth the number of Directors who shall constitute the whole Board of Directors) subject to the power of the stockholders to change or repeal such Bylaws and provided that the Board of Directors shall not make or alter any Bylaws fixing the qualifications, classifications, term of office or compensation of Directors.

                                   ARTICLE XIV
                          LOANS OF OFFICERS AND OTHERS

        SECTION 44.   Certain Corporate Loans and Guaranties.

        If the corporation has outstanding shares held of record by 100 or more persons on the date of approval by the Board of Directors, the corporation may make loans of money or property to, or guarantee the obligations of, any officer of the corporation or its parent or any subsidiary, whether or not a director of the corporation or its parent or any subsidiary, or adopt an employee benefit plan or plans authorizing such loans or guaranties, upon the approval of the Board of Directors alone, by a vote sufficient without counting the vote of any interested director or directors, if the Board of Directors determines that such a loan or guaranty or plan may reasonably be expected to benefit the corporation.

                                   ARTICLE XV
                              TRANSFER RESTRICTIONS

        SECTION 45.  Certain Definitions.

        As used in this Article XV, the following terms have the following respective meanings.

               "Corporation Securities" means: (i) shares of common stock of the corporation, (ii) shares of preferred stock of the Corporation, (iii) warrants, rights or options (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)) to purchase stock of the corporation, and (iv) any other interests that would be treated as "stock" of the corporation pursuant to Treasury Regulations ss.1.382-2T(f)(18).

               "Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulations ss.1.382-2T(g), (h), (j), and
(k).

               "Five-Percent Stockholder" means a Person or group of Persons that is identified as a "5-percent shareholder" of the corporation pursuant to Treasury Regulations ss.1.382- 2T(g)(1).

               "Person"  means  an  individual,   corporation,   estate,  trust,
association, company, limited liability company, partnership, limited liability partnership, joint venture or other organization.

               "Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and void under this
Article XV.

               "Restriction Release Date" means the earliest of: (i) December 31, 2005, (ii) the effective date of repeal of Section 382 and Section 383 of the Internal Revenue Code of 1986, as amended (the "Code") (and any comparable successor provision) ("Section 382" and "Section 383"); (iii) the beginning of a taxable year of the corporation (or any successor thereof) to which no Tax Benefits may be carried forward; and (iv) the effective date of any express general repeal or other general discontinuance of the effectiveness of this
Article XV by the Board of Directors of the Corporation (or an authorized committee thereof), as conclusively evidenced by a resolution adopted thereby.

               "Tax Benefits" means the net operating loss carryforwards, capital loss carryforwards, general business credit carryforwards, alternative minimum tax credit carryforwards and foreign tax credit carryforwards, as well as any "net unrealized built-in loss" within the meaning of Section 382 and
Section 383, of the corporation or any direct or indirect subsidiary thereof.

               "Transfer" means any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (within the meaning of Treasury Regulation ss.1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the corporation.

               "Treasury Regulation ss.1.382" means the applicable income tax regulation promulgated under Section 382, and any successor regulations.
References to any subsection of such regulations include references to any successor subsection thereof.

        SECTION 46.  Restrictions.

        Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, and any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either: (1) any Person or group of Persons shall become a Five-Percent Stockholder, or (2) the Percentage Stock Ownership interest in the corporation of any Five- Percent Stockholder shall be increased.

        SECTION 47.  Certain Exceptions.

        The restrictions set forth in Section 46 of these Bylaws shall not apply to an attempted Transfer if the transferor or the transferee obtains the approval of the Board of Directors of the corporation (or an authorized committee thereof). As a condition to granting its approval, the Board of Directions (or such committee) may, in its discretion, require an opinion of counsel selected by the Board of Directors (or such committee) that the Transfer shall not result in the application of any limitation under Section 382 or
Section 383 on the use of the Tax Benefits.

        SECTION 48.  Treatment of Excess Securities.

               (a) No employee or agent of the corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the corporation, including without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Corporation Securities shall cease to be Excess Securities.

               (b) If the Board of Directors of the Corporation (or an authorized committee thereof) determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the corporation with respect to the Excess Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (or an authorized committee thereof) (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the corporation, the Excess Securities transferred to it in or more arm's-length transactions (in The NASDAQ Stock Market, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Securities before receiving the corporation's demand to surrender the Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited

        Distributions and the proceeds of such sale, except to the extent that the Agent grants written permission to the purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to
        Section 48(c) of these Bylaws if the Agent (rather than the Purported Transferee) had resold the Excess Securities.

               (c) The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee had previously resold the Excess Securities, any amounts received by it from a Purported Transferee, as follows: (1) first, such amount shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (2) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or, if the attempted Transfer to the Purported Transferee was by gift, inheritance or similar Transfer, the fair market value of the Excess Securities, calculated on the basis of the closing market price for the applicable Corporation Securities on the day before such attempted Transfer, of the Excess Securities), which amount (or fair market value), if uncertain or in dispute, shall be determined in good faith by the Board of Directors of the Corporation (or an authorized committee thereof); and (3) third, any remaining amounts shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (and any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors (or an authorized committee thereof). The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (2) of the preceding sentence. In no event shall the proceeds of any sale of Excess Securities pursuant to this Article XV inure to the benefit of the corporation.

               (d) If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof to the Agent within thirty business days from the date on which the corporation makes a demand pursuant to paragraph Section 48(b) of these Bylaws, then the corporation may institute legal proceedings to compel the surrender.

               (e) The corporation shall make the demand described in Section 48(b) of these Bylaws within thirty days of the date on which the Board of Directors (or an authorized committee thereof) determines that the attempted Transfer would result in Excess Securities; provided, however, that if the corporation makes such demand at a later date, the provisions of this Article IV shall apply nonetheless.

        SECTION 49.  Legends; Board Determinations.

               (a) All certificates representing Corporation Securities issued after the effectiveness of this Article XV (including issued upon transfer of outstanding Corporation Securities) shall bear a conspicuous legend as follows:

                      "THE TRANSFER OF THE SECURITIES REPRESENTED
                      HEREBY  IS SUBJECT TO RESTRICTIONS PURSUANT
                      TO   ARTICLE  XV  OF  THE BYLAWS  OF  ELXSI
                      CORPORATION,  WHICH ARTICLE XV IS REPRINTED
                      IN ITS ENTIRETY ON THIS CERTIFICATE."

               (b) The Board of Directions of the corporation (or an authorized committee thereof) shall have the full power and authority to determine all matters necessary to determine compliance with Article XV of these Bylaws, including without limitation: (1) whether to generally repeal or otherwise generally discontinue of the effectiveness of this Article XV, and thereby to adopt a Restriction Release Date, as contemplated by clause (iv) of the definition thereof in Section 45 of these Bylaws; (2) whether a new Five-Percent Stockholder would be required to be identified in certain circumstances, (3) whether a Transfer is a Prohibited Transfer, (4) the Percentage Stock Ownership in the corporation of any Five-Percent Stockholder, (5) whether a particular right or instrument constitutes or represents a Corporation Security,
        (6) the amount (or fair market value) due to a Purported Transferee pursuant to clause (2) of Section 48(c) of these Bylaws, and (7) any other matters which the Board of Directors (or an authorized committee thereof) determines to be relevant; and the good faith determination of the Board of Directors (or an authorized committee thereof) on such matters shall be conclusive and binding for all the purposes of this
        Article XV and these Bylaws.

        SECTION 50.  Supremacy.

        In the event of any conflict between the provisions of this Article XV and any other provision of these Bylaws, the provisions of this Article XV shall control.

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